Exhibit 99.1

U.S. Cellular to issue debt

CHICAGO, (Nov. 24, 2014) — United States Cellular Corporation (NYSE: USM) today announced that its Board of Directors has authorized U.S. Cellular to issue debt securities under its existing Form S-3 Registration Statement and/or enter into new lines of credit or other credit arrangements with one or more banks or financial institutions, including term loans, up to a maximum aggregate amount of $500 million.

“U.S. Cellular’s existing liquidity and capital structure provide a strong financial foundation,” said Kenneth R. Meyers, U.S. Cellular president and CEO.  “Additionally, U.S. Cellular continues to make progress on monetizing non-strategic spectrum and towers.  However, these resources may not be sufficient to fund all of the long-term investments that the company is making.”

Any funds obtained would be used for general corporate purposes including potential spectrum purchases and capital expenditures.

The ability of U.S. Cellular to complete any such financing is subject to various factors, including changes in market conditions, possible changes in U.S. Cellular’s credit ratings or other factors. No agreements have been entered into as of the date of this disclosure and no assurance can be provided that U.S. Cellular will be able to complete arrangements for all or any of the $500 million, or if completed, that such funding will be on pricing and terms that are favorable to U.S. Cellular.

About U.S. Cellular

United States Cellular Corporation provides a comprehensive range of wireless products and services, excellent customer support, and a high-quality network to 4.7 million customers in 23 states. The Chicago-based company had 6,500 full- and part-time associates as of Sept. 30, 2014. At the end of the third quarter of 2014, Telephone and Data Systems, Inc. owned 84 percent of U.S. Cellular. For more information about U.S. Cellular, visit uscellular.com.

Visit investors.uscellular.com  for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information, and more.

U.S. Cellular: www.uscellular.com

Media Contact

Jane McCahon, Vice President, Corporate Relations and Corporate Secretary

312-592-5379

jane.mccahon@tdsinc.com

Julie Mathews, Investor Relations Manager

312-592-5341

julie.mathews@tdsinc.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:   All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: impacts of any pending acquisition and divestiture transactions,  including, but not limited to, the ability to obtain regulatory approvals, successfully complete the transactions and the financial impacts of such transactions; the ability of the company to successfully manage and grow its markets; the overall economy; competition; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings afforded TDS and U.S. Cellular debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; uncertainty of access to the capital markets;  pending and future litigation; changes in income tax rates, laws, regulations or rulings; acquisitions/divestitures of properties and/or licenses; changes in customer growth rates, average monthly revenue per user, churn rates, roaming revenue and terms, the availability of wireless devices, or the mix of products and services offered by U.S. Cellular. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K Current Report used by U.S. Cellular to furnish this press release to the Securities and Exchange Commission (“SEC”), which are incorporated by reference herein.

Source

U.S. Cellular